EXHIBIT 20.1

LETTER FROM D&T DATED FEBRARY 7, 2003

February 7, 2003

Ms. Michelle Kline

President and Treasurer

ESCAgenetics Corporation

1075 Bellevue Way NE, Suite 605

Bellevue, WA  98004

Dear Ms. Kline:

This is to confirm that the client-auditor relationship between ESCAgenetics Corporation (commission File No. 1-9431) and Deloitte & Touche has ceased.

Yours truly,

/s/ Deloitte & Touche LLP

cc:	Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Mr. Gregory Key, Director